UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Filed by the registrant
☐	Filed by a party other than the registrant

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

YOUBLAST GLOBAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with Preliminary materials.

☐
Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.
(3)	Filing Party:
(4)	Date Filed:

_______________________________________________________________
YOUBLAST GLOBAL, INC.
81 Greene Street, 4th Floor
New York, New York 10012
(212) 465-3428

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF
A SPECIAL MEETING OF STOCKHOLDERS

January 3, 2011

To the Stockholders of YouBlast Global, Inc.:

Notice is hereby given to inform the holders of record of common stock of YouBlast Global, Inc., a Delaware corporation (the “Company”), that, as of December 9, 2010, holders of a majority of the outstanding voting common stock of the Company executed a written consent in lieu of a special meeting of stockholders (the “Stockholder Consent”) approving the following action:

1.
To grant the Board of Directors the authority to amend the Company’s Certificate of Incorporation, as amended and restated from time to time, to increase the Company’s authorized shares of common stock, par value $.003 per share, by 150,000,000 shares to 200,000,000 shares, and to file such amendment with the Secretary of State of the State of Delaware.

Only stockholders of record at the close of business on November 29, 2010, are entitled to notice of the matters described in the accompanying information statement (the “Information Statement”).  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this corporate action will not be effective until a date at least twenty (20) calendar days after the date on which the Information Statement has been mailed to the stockholders.  The Company anticipates that the action to be taken pursuant to the written consent will be effective on or about January 24, 2011.

The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward the Information Statement to the beneficial owners of the common stock of the Company held of record by such persons.

WE ARE NOT ASKING FOR YOUR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.
THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Your vote or consent is neither requested nor required to approve this action.  In accordance with Delaware General Corporation Law and the Company’s Bylaws, stockholder action may be taken by written consent of the holders of a majority of the outstanding shares of the Company’s common stock, without a meeting of stockholders.

Please read the accompanying Information Statement carefully.

By Order of the Board of Directors,

By:	/s/ Jeffrey Forster
Jeffrey Forster,
YouBlast Global, Inc. Chief Executive Officer

_________________________
YOUBLAST GLOBAL, INC.
81 Greene Street, 4th Floor
New York, New York 10012
(212) 465-3428

INFORMATION STATEMENT

WE ARE NOT ASKING FOR YOUR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.
THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

General

YouBlast Global, Inc., a Delaware corporation (the “Company”), is sending you this Information Statement and the accompanying Notice of Stockholder Action Taken by Written Consent in Lieu of a Special Meeting of Stockholders (the “Notice”) solely for the purpose of informing you, as one of our stockholders of record as of November 29, 2010 (the “Record Date”), in the manner required by Regulation 14(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (the “DGCL”), that the holders of a majority of the outstanding shares of the Company’s common stock, par value $0.003 per share (the “Common Stock”), have previously executed a Stockholder Action by Written Consent in Lieu of a Special Meeting, dated as of December 9, 2010 (the “Stockholder Consent”).

No vote or action is requested or required on your part.  No additional action will be undertaken by the Company with respect to the receipt of written consents, and no appraisal or dissenters’ rights under the DGCL are offered to the Company’s stockholders as a result of the adoption of the resolutions and the action discussed herein.

This Information Statement is being mailed on or about January 3, 2011, to the holders of record of the Common Stock as of the Record Date, in connection with the following action (each approved and adopted by the unanimous consent of the Company’s Board of Directors (the “Board of Directors”) and the written consent of stockholders owning a majority of the outstanding Common Stock) (the “Action”):

1.
To grant the Board of Directors the authority to amend the Company’s Certificate of Incorporation, as amended and restated from time to time, to increase the Company’s authorized shares of common stock, par value $.003 per share, by 150,000,000 shares to 200,000,000 shares (“Increase in Authorized Shares”), and to file such amendment (the “Amendment”) with the Secretary of State of the State of Delaware.

The Amendment is attached as Annex 1 to this Information Statement.

Record Date and Outstanding Shares

As of the Record Date, there were 50,000,000 shares of Common Stock authorized, 43,838,275 shares of Common Stock issued, 41,838,275 shares of Common Stock outstanding and 6,161,725 shares of Common Stock reserved for future issuance upon the exercise of outstanding warrants and other securities convertible into Common Stock.  The Common Stock constitutes the only outstanding class of voting securities of the Company.  Each outstanding share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

The Company’s Certificate of Incorporation also authorizes the issuance of up to 10,000,000 shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”).  As of the Record Date, no shares of Preferred Stock were issued or outstanding and the Board of Directors has not created any class or series of Preferred Stock in accordance with the authority granted to the Board of Directors.  Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have a distinctive designation or title as shall be determined by the Board of Directors, in its sole discretion, prior to the issuance of any shares thereof.  The Board of Directors may determine the voting powers, preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions of the Preferred Stock without notice to or approval from the stockholders.

The Company periodically considers seeking to raise additional capital through the best available means including issuances of Common Stock, Preferred Stock or securities convertible into or exercisable for shares of Common Stock and such issuances may occur out of available authorized but unissued Common Stock or Preferred Stock at any time by resolution of the Board of Directors; provided that the Board of Directors, in its sole discretion, determines such an issuance to be advisable.  If the Board of Directors determines it is advisable to raise capital for the Company through the issuance of shares of a series or class of Preferred Stock, the Board of Directors may determine the rights, preferences and qualifications of such series or class of Preferred Stock as described in the preceding paragraph.  However, there is no assurance that the Company will issue additional securities to raise additional capital or obtain financing in the future.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you.  Under Section 228(a) of the DGCL and our Bylaws, all activities requiring stockholder approval at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote by obtaining the signed written consent of stockholders having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted.  Under the DGCL and the Company’s Bylaws, the vote of a majority of the outstanding shares of voting capital stock (the Common Stock) entitled to vote on the matter is required in order to effect the Action.  Each outstanding share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

In order to eliminate the costs and management time involved in holding a special meeting of stockholders and in order to effect the Action as early as possible, the Board of Directors determined to utilize the written consent of the Company’s stockholders.

Philmore Anderson, IV, a Director and the Company’s Executive Chairman and the holder of 14,066,333 shares of Common Stock1, Philmore Anderson, III, a Director and the holder of 2,210,333 shares of Common Stock2, Jeffrey Forster, a Director and the Company’s Chief Executive Officer and the holder of 833,335 shares of Common Stock, David Walker, a Director and the holder of 250,000 shares of Common Stock, along with John Thomas Financial, Inc., the Company’s exclusive financial advisor and the holder of 3,000,000 shares of Common Stock, and John Thomas Bridge & Opportunity Fund, L.P. and John Thomas Bridge & Opportunity Fund II, L.P., the Company’s primary lenders and the holders of an aggregate of 7,113,231 shares of Common Stock (collectively, the “Consenting Stockholders”), delivered to the Company the Stockholder Consent as of December 9, 2010, approving the Action.  The stockholdings of the Consenting Stockholders total 27,473,232 shares of Common Stock and represent approximately 65.67 % of the total outstanding shares of the Common Stock as of the date of the Stockholder Consent, which is sufficient to approve the Action.  The Company and the Board of Directors do not intend to solicit any proxies or consents from any stockholders in connection with the Action.

Effective Date

Pursuant to Section 14(c) and Rule 14c-2 promulgated under the Exchange Act, the approval of the Action may not and will not be effective until at least twenty (20) calendar days after this Information Statement is mailed or given to the Company’s stockholders.  This Information Statement has first been mailed to the stockholders on or about January 3, 2011.

The Increase in Authorized Shares will become effective on or after January 24, 2011, but in any event upon acceptance of the Amendment by the Secretary of State of the State of Delaware.  We urge you to read this Information Statement in its entirety for a description of the actions taken by the Consenting Stockholders and adopted by the Board of Directors.

Notice Pursuant to the Company’s Bylaws and Delaware General Corporation Law

Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action without a meeting of the stockholders to the stockholders of record who have not consented in writing to such action.  This Information Statement and the accompanying Notice serves as the notice required by Section 228(e) of the DGCL.  Stockholders of the Company are not entitled to appraisal rights under the DGCL in connection with the Action.

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward the Information Statement and the accompanying Notice to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for their reasonable charges and expenses in connection therewith.

INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Overview and General Effect of the Increase in Authorized Shares

The Company’s Board of Directors and the Consenting Stockholders have approved the Increase in Authorized Shares.  The following discussion summarizes the material aspects of the Increase in Authorized Shares.

As of November 29, 2010, the Company had 50,000,000 shares of authorized Common Stock, 43,838,275 shares of Common Stock issued, 41,838,275 shares of Common Stock outstanding and 6,161,725 shares of Common Stock reserved for future issuance upon the exercise of outstanding warrants or other securities convertible into or exercisable for shares of Common Stock.  Based on the number of shares currently authorized, issued and outstanding, immediately following the Increase in Authorized Shares, the Company would have 200,000,000 shares of authorized Common Stock, approximately 43,838,275 shares of Common Stock issued, 41,838,275 shares of Common Stock outstanding and 156,161,725 shares of Common Stock reserved for future issuance.

1 Includes 12,763,390 shares of Common Stock held by Sahara Entertainment, LLC, an entity owned by Philmore Anderson, IV, and 119,610 shares of Common Stock held by Alicia Anderson, the wife of Philmore Anderson, IV.
2 Includes 1,425,000 shares of Common Stock held by BPA Associates, LLC, an entity owned by Bertha Anderson, the wife of Philmore Anderson, III.

The number of authorized shares of Common Stock will increase by 150,000,000 shares to 200,000,000 shares of Common Stock in connection with the Increase in Authorized Shares.  The number of authorized shares of Preferred Stock will not be changed in connection with the Increase in Authorized Shares.  The Board of Directors determined that the availability of additional shares of Common Stock was necessary in order for the Company to consummate possible future financing transactions or business combinations, although there can be no assurance that any financing transactions or business combinations will be consummated.  The availability of additional shares of Common Stock will also permit the Board of Directors to issue shares of Common Stock, or instruments convertible into or exercisable for such shares, for other general corporate purposes.

All holders of Common Stock will be affected uniformly by the Increase in Authorized Shares, which will have no effect on the proportionate holdings of any of our stockholders and will not affect any holder of Common Stock’s proportionate voting power.  However, the increase in Common Stock may increase the dilutive effect of additional issuances of Common Stock because there is a greater number of authorized but unissued shares of Common Stock which may be issued by the Board of Directors without the consent of the current stockholders.  All shares of Common Stock will remain fully paid and non-assessable.

The Board of Directors will determine the actual time of filing of the Amendment.  The Increase in Authorized Shares will be effective upon the acceptance of the Amendment by the Secretary of State of the State of Delaware.

Reasons for and Anticipated Consequences of the Increase in Authorized Shares

The primary purpose for effecting the Increase in Authorized Shares is to facilitate investment in the Company by providing additional shares of issuable Common Stock which could be necessary in the event the Company issues Common Stock in a future transaction, such as a financing through the issuance of Common Stock, convertible Preferred Stock or other securities convertible into or exercisable for shares of Common Stock, or a business combination or any other acquisition paid for either in whole or in part with shares of Common Stock or securities convertible into or exercisable for Common Stock.  The Board of Directors believes that the Increase in Authorized Shares will provide better flexibility for the Company to pursue these and other activities.  The Company periodically considers issuing Common Stock or Preferred Stock in connection with transactions contemplated in this paragraph, the issuances of which may occur at any time by resolution of the Board of Directors, in its sole discretion, upon determining such issuances to be advisable and as permissible under applicable law and the Company’s Bylaws.  There can be no assurance that the Company will issue additional securities, be able to raise additional capital or obtain financing in the future, or enter into any transaction contemplated in this paragraph.

The Increase in Authorized Shares will cause the number of authorized but unissued shares of our Common Stock relative to the number of issued shares of our Common Stock to increase.  This may have a negative effect on the value of the Common Stock.  Additionally, the increased number of authorized but unissued shares of our Common Stock could be issued by the Board of Directors without further stockholder approval, which could result in dilution to the current holders of our Common Stock.  Any future issuance of additional authorized but unissued shares of Common Stock, other than a pro rata basis to existing stockholders, would dilute the ownership of the current stockholders, as well as their proportionate voting rights.  The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect.  For example, the issuance of a large block of Common Stock could dilute the ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction.  The Increase in Authorized Shares is not being proposed in response to any takeover effort of which the Company is aware.

PRINCIPAL EFFECTS OF THE ACTION

General

The Action will affect all of the holders of our Common Stock uniformly and will not change the proportionate equity interests of such stockholders, nor will the respective voting rights and other rights of the holders of our Common Stock be altered.  The par value of the Company’s Common Stock will not change as a result of the Action and will remain $0.003 per share of Common Stock.

Exchange Act Matters

Our Common Stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  The Action, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder.  Our Common Stock is currently traded, and following the Action will continue to be traded, on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “YBLT”, subject to our continued satisfaction of the OTCBB listing requirements.

Accounting Matters

The Action will not affect total stockholders’ equity on our balance sheet.

PROCEDURE FOR EFFECTING THE ACTION

 General

If the Board of Directors determines to effect the Action, the Board of Directors will file the Amendment, attached hereto as Annex 1, to reflect the effect of the Increase in Authorized Shares with the Secretary of State of the State of Delaware.  The Action will become effective immediately upon acceptance of the filing by the Secretary of State of the State of Delaware, which time on such date will be referred to as the “effective time.”  At the effective time, the total number of shares of Common Stock that the Company shall have authority to issue will, automatically and without any further action on the part of our stockholders, be 200,000,000 shares of Common Stock.

No Appraisal Rights

Under the DGCL, stockholders will not be entitled to exercise appraisal rights in connection with the Action and the Company will not independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Consequences

The Action will not result in any adverse U.S. federal income tax consequences generally applicable to beneficial holders of shares of our Common Stock.  This discussion does not address all U.S. federal income tax considerations that may be relevant to a particular stockholder in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders.  The foregoing is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.  Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Action.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the Action.

OWNERSHIP OF VOTING SECURITIES

The following table sets forth the Common Stock ownership information as of November 29, 2010, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our Directors, (iii) our Chief Executive Officer and (iv) all Directors and named executive officers of the Company as a group.  Mr. Forster is the Company’s Chief Executive Officer and a Director.  This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

Name and Address of Beneficial Owner(1)	Number of Shares Owned	Percentage of Class Beneficially Owned(2)
Directors and Officers:
Philmore Anderson, IV	18,066,333(3)	30.55%
Philmore Anderson, III 208 Common Street Watertown, MA 02742	2,210,333(4)	3.74%
Jeffrey Forster	833,335	1.41%
David Walker	250,000	0.42%
All Officers and Directors as a group	21,360,001	36.12%

Beneficial Owners of More than 5%:
Sahara Entertainment, LLC	12,763,390	21.58%
John Thomas Financial, Inc., 14 Wall Street, 23rd Floor, New York, NY 10005	4,000,000(5)	6.76%
John Thomas Bridge & Opportunity Fund, L.P. (and Fund II, L.P.) 3 Riverway, Ste. 1800 Houston, TX 77056	10,413,231	17.61%
Steven Benkovsky 80 Rayner Avenue Ronkonkoma, NY 11779	3,200,000	5.41%
Timothy Marks Amber Barn Poole Keynes Cirencester Gloucestershire, UK GL76EG	3,200,000	5.41%
__________________________________________________________________________________________
(see footnotes)

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o YouBlast Global, Inc., 81 Greene Street, 4th Floor, New York, NY 10012.
(2)
  Applicable percentage ownership is based on 41,838,275 shares of Common Stock outstanding as of November 29, 2010, together with securities exercisable or convertible into 17,294,034 shares of Common Stock within 60 days of November 29, 2010, for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Subject to the foregoing, shares of Common Stock that are underlying convertible securities which are currently exercisable or exercisable within 60 days of November 29, 2010, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
  Includes 12,763,390 shares held by Sahara Entertainment, LLC, an entity owned by Philmore Anderson, IV, 119,610 shares held by Alicia Anderson, Philmore Anderson, IV’s wife, and shares underlying options and warrants held by Philmore Anderson, IV.

(4)	Includes 1,425,000 shares held by BPA Associates, LLC, an entity owned by Bertha Anderson, Philmore Anderson, III’s wife.
(5)
  Includes 1,000,000 shares underlying warrants.  Thomas Belesis has investment and voting power over the securities of the Company owned by John Thomas Financial.  Mr. Belesis disclaims beneficial ownership of the securities.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith the Company files reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”).  Reports, proxy statements and other information filed by the Company can be read and copied at the Public Reference Room, at the SEC’s office at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room of the SEC by calling the SEC at 1-800-SEC-0330 and may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.  Such material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

One Information Statement will be mailed to multiple stockholders sharing the same address unless the Company receives contrary instructions from one or more of the stockholders.  Please send requests for additional Information Statements or SEC reports to the address noted below.  If multiple stockholders sharing the same address are receiving multiple copies of Information Statements or SEC reports and only wish to receive on copy at such address, please send such request to the address noted below.  If you have any questions about this Information Statement you should contact:

YOUBLAST GLOBAL, INC.
81 Greene Street, 4th Floor
New York, New York 10012
(212) 465-3428

We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. This Information Statement is dated December 10, 2010.

You should not assume that the information contained in this Information Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Information Statement).

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the amendment to the Company’s Certificate of Incorporation.  Your consent to the amendment to the Company’s Certificate of Incorporation is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

By Order of the Board of Directors For YouBlast Global, Inc.

By:	/s/ Jeffrey Forster
Jeffrey Forster, Chief Executive Officer

ANNEX 1

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
YOUBLAST GLOBAL, INC.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

YOUBLAST GLOBAL, INC.

*****************

Adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware

******************

Jeffrey Forster, being the Chief Executive Officer of YOUBLAST GLOBAL, INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

1. The name of the Corporation is YOUBLAST GLOBAL, INC.  The Corporation was originally incorporated under the name Keystone Entertainment, Inc. on September 26, 1997, by the filing of a certificate of incorporation (the “Certificate”) with the Secretary of State of the State of Delaware.

2. The Board of Directors of the Corporation duly adopted at a meeting resolutions setting forth the proposed amendment to the Certificate, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote in respect thereof.

3. Thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation holding the necessary number of shares as required by statute and the Certificate approved said amendment by written consent.

4. Article IV of the Certificate is hereby amended and restated in its entirety as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is 210,000,000 consisting of 200,000,000 shares of common stock, par value $0.003 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof.  Each class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.”

5. The amendment of the Certificate herein certified has been duly adopted in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its Chief Executive Office on this ____ day of ___________, 20__.

YOUBLAST GLOBAL, INC.

By:	/s/
Name: Jeffrey Forster
Title: Chief Executive Officer